EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 11, 2021, relating to our audits of the Shepherd’s Finance, LLC and subsidiary consolidated financial statements as of and for the years ended December 31, 2020 and 2019, which appears in this Post-Effective Amendment No. 7 to Form S-1 appearing in this Prospectus, which is a part of such Registration Statement (No. 333-224557), and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Warren Averett, LLC

Birmingham, Alabama

July 8, 2021